Exhibit 21

                              LIST OF SUBSIDIARIES

Subsidiaries of the Registrant             Jurisdiction of Organization
------------------------------             ----------------------------

BCP Ingredients, Inc.                      Delaware

Balchem Minerals Corporation               Delaware

Chelated Minerals Corporation              Utah

BCP Saint Gabriel, Inc.                    Delaware

Balchem BV                                 Netherlands

Balchem Trading BV                         Netherlands

Balchem Italia Srl                         Italy

Balchem Ltd.                               Canada


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